Exhibit 10.14

LASALLE BANK NATIONAL ASSOCIATION (FORMERLY KNOWN AS LASALLE
NATIONAL BANK), AS TRUSTEE FOR: (A) BH FINANCE LLC, CREDIT LEASE
LOAN PASS-THROUGH CER11FICATES, SERIES 2000-A POOLS V-IX; and
(B) CAPCO AMERICA SECURITIZATION CORPORATION, COMMERCIAL
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-D7

c/o Lennar Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, FL 33139

December 5, 2002

VIA FEDERAL EXPRESS

M-Six Penvest II Business Trust
c/o U.S. Realty Advisors, LLC
1370 Avenue of the Americas, 29th Floor
New York, New York 10019

Re:
Loan Documents described on Exhibit "A" attached hereto (the "Loan Documents") relating to a loan in the original principal amount of $51,934,489.63 (the "Loan") to M-Six Penvest II Business Trust, a Delaware Business Trust ("Borrower"), M-Six Penvest II Business Trust (LA), a Louisiana trust ("Louisiana Borrower") and M-Six Penvest II Limited Partnership (NEV.), a Delaware limited partnership ("Nevada Borrower"), secured by properties located in various states listed in Schedule A to the Indenture (each a 'Property"), which Loan is evidenced by two separate notes, a Class A Promissory Note in the original principal amount of $9,985,451.41, dated April 30, 1998 (the 'Class A Note,"), and a Class B Promissory Note in the original principal amount of $41,949,038.22, dated April 30,1998 (the "Class B Note"); Loan Nos. M25819 & M400032935.

Ladies and Gentlemen:

BACKGROUND

As you are aware, Lennar Partners, Inc. ("Lennar") is the Special Servicer of the above-referenced Loan as it relates to the Class B Note now held by LaSalle Bank National Association formerly known as LaSalle National Bank), as Trustee for BH Finance LLC, Credit Lease Loan Pass-Through Certificates, Series 2000-A Pools V-IX (in such capacity, "Class B Lender"), having an address of c/o BNY Asset Solutions, LLC, 600 E. Las Colinas Blvd., Suite 1300, Irving, Texas 75039, Re: BH 2000-A, Loan No. M25819. Lennar is also is the Special Servicer of the above-referenced Loan as it relates to the Class A Note now zeld by LaSalle Bank National Association, a national banking association, formerly known as LaSalle National Bank, as Trustee for the Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7 (in such capacity, "Class A Lender"; together with Class B Lender, collectively, "Lender"), having an address of c/o CapMark Services, LP, 245 Peachtree Center Avenue, N.E., Suite 1800, Atlanta Georgia 30303-123 1, Re: CAPCO 98-D7, Loan No. 40-0032935.

M-Six Penvest II Business Trust
Page

You have advised us that USRA Leveraged Net Lease, LLC, a Delaware limited liability company ("Seller"), the current owner of all of the beneficial interests (the "Beneficial Interests") in Borrower, desires to transfer (the 'Transfer") all of its Beneficial Interests in Borrower to Motel Assets Holdings LLC, a Delaware limited liability company, having an address of 5847 San Felipe, Suite 2600, Houston, Texas 77057 ('Buyer"). Capitalized terms used herein, unless defined herein, shall have the meanings given such terms in the Indenture referred to in Exhibit "A" hereto.

Borrower has requested Lender's consent to the following actions (the "Requested Actions"), and provided the terms and conditions of this Agreement are complied with to the satisfaction of Lender, Lender has agreed to: (i) consent to (a) the liquidation of M-Six Penvest II GP Corp. (NEV.) (the "Nevada Corporation"), the owner of a 1% general partnership interest in Nevada Borrower, and the distribution of such corporation's assets to Borrower, its sole stockholder, and (b) the liquidation and distribution of Nevada Borrower's assets to its sole partner, Borrower, (ii) consent to the Transfer of all of the Beneficial Interests in Borrower from Seller to Buyer, and (iii) the assumption of all obligations of Nevada Borrower under the Loan Documents by Borrower.

CONDITIONS TO LENDER'S CONSENT

1.
Counsel for Buyer, Schianger, Mills, Mayer & Silver, L.L.P., shall have executed and delivered to Lender, its successors and assigns, its servicers and any rating agencies rating securities or certificates relating to the Loan (collectively, the "Addressees") a legal opinion acceptable to Lender and addressing, among other things, that after giving effect to the Requested Actions, the bankruptcy filing by or against Buyer would not cause the assets and liabilities of Borrower to be consolidated into the bankruptcy estate of Buyer.

2.
Counsel for Buyer, Erik Eriksson, Esq., shall have executed and delivered to the Addressees a legal opinion acceptable to Lender and addressing, among other things, that (a) this Agreement and the documents referenced in paragraphs 7, 8, 16 and 18 of these Conditions (collectively, the "Buyer Consent Documents") have been duly authorized, executed and delivered by Buyer and do not conflict with or violate (i) any of the organizational documents of Buyer, (ii) any United States federal or New York statute, rule or regulation applicable to Buyer or the Delaware Limited Liability Company Act or (iii) to counsel's knowledge, violate any order, writ, judgment, injunction or decree of any court or governmental authority applicable to Buyer; (b) Buyer has been duly formed and is validly existing in Delaware; (c) the Transfer of the Beneficial Interests shall not affect he continued enforceability against Borrower of those Loan Documents which are governed by the applicable state law (a separate local counsel opinion in Nevada will be required, and for all other states, counsel for Buyer can assume that the laws in the applicable state are the same as the laws in the state in which counsel for Buyer is licensed to practice law); (d) Buyer has the limited liability company authority to execute, deliver and perform its obligations under this Agreement and the other Buyer Consent Documents and the execution, delivery and performance by Buyer of its obligations under this Agreement and the other Buyer Consent Documents have been duly and validly authorized by all necessary limited liability company action by Buyer, (e) this Agreement and each of the other Buyer Consent Documents has been duly executed and delivered on behalf of Buyer, and (f) to the extent that the laws of the State of New York govern this Agreement and the other Buyer Consent Documents, this Agreement and the other Buyer Consent Documents constitute a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

3.
Counsel for Seller, Proskauer Rose LLP, shall have executed and delivered to Addressees a legal opinion acceptable to Lender and substantially addressing, among other things, that (a) this Agreement, the documents referenced in paragraphs 7, 8 and 17 of these Conditions (collectively, the "Seller Consent Documents") have been duly authorized, executed and delivered by Seller and do not conflict with or violate (i) any of the organizational documents of Seller, (ii) any United States federal or New York statute, rule or regulation applicable to Seller or the Delaware Limited Liability Company Act or (iii) to counsel's knowledge, violate any order, writ, judgment, injunction or decree of any court or governmental authority applicable to Buyer, (b) Seller has been duly formed and is validly existing in the State of Delaware, (c) Seller has the limited liability company authority to execute, deliver and perform its obligations under this Agreement and the other Seller Consent Documents and the execution, delivery and performance by Seller of its obligations under this Agreement and the other Seller Consent Documents have been duly and validly authorized by all necessary limited liability company action by Seller, (d) this Agreement and each of the other Seller Consent Documents has been duly executed and delivered on behalf of Seller, and (e) to the extent that the laws of the State of New York govern this Agreement or the other Seller Documents, the Agreement and the other Seller Consent Documents constitute a valid and binding obligation of Seller enforceable against it in accordance with its terms.

4.
Counsel for Borrower (after the consummation of the Requested Actions), Erik Eriksson, Esq., shall have executed and delivered to Addressees a legal opinion acceptable to Lender and addressing, among other things, that (a) this Agreement and the documents referenced in paragraphs 11, 14, 19, 20, 21 and 23 of these Conditions (collectively, the "Borrower Consent Documents", together with the Buyer Consent Documents and the Seller Consent Documents, the "Consent Documents") has been duly authorized, executed and delivered by Borrower (after consummation of the Requested Actions); and (b) the Loan Documents, to the extent enforceable against the Nevada Borrower, are enforceable against Borrower (after consummation of the Requested Actions).

5.	Borrower shall have delivered to Lender a copy of any and all Title updates obtained by Borrower,
Seller or Buyer in connection with the Requested Actions.

6.
Borrower shall have paid for and caused Chicago Title Insurance Company (the "Title Company") to issue and deliver to Lender endorsements (the "Endorsements"), to the extent available in the applicable jurisdiction, to the Title Company's Mortgagee Title Policies issued to Original Lender by the Title Company (the "Existing Loan Policies") (a) updating the effective date to the date of this Agreement; (b) reflecting no exceptions other than those contained in the Existing Loan Policies or the Endorsements; (c) affirmatively insuring that the validity and priority of the lien of the Mortgage are not affected by the Requested Actions, and (d) changing the name of the insured to the Lender herein.

7.
Borrower shall have delivered to Lender a fully executed and complete copy of that certain Purchase and Sale Agreement (the "PSA") dated as of November 12, 2002, between Seller, as Seller and Buyer, as Buyer.

8.
Borrower shall have delivered to Lender a fully-executed and complete copy of the Instrument of Assignment and Assumption from Seller in favor of Buyer in the same form attached as Schedule "B" to the PSA;

9.
Lender shall have received confirmations from the Rating Agencies that the Requested Actions will not result in a qualification withdrawal or downgrade of any then current ratings for BH Finance LLC Trust Credit Lease Loan Pass-Through Certificates, Series BH 2000-A Pools V IX or CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7;

10.	Lender shall have received written confirmation from RVI that the Loss Payee Endorsement remains in full force and effect after the Requested Actions;

11.          Borrower shall have delivered to Lender a fully executed and complete copy of the Non-ForeignAffidavit executed by Seller in connection with the Requested Actions;

12.
Borrower shall have delivered to Lender a fully executed and complete original (a) Tenant Estoppel Certificate substantially in the form same attached as Schedule "D" to the PSA, and (b) Guarantor Estoppel Certificate substantially in the form same attached as Schedule "E" to the PSA;

13.
Borrower shall have delivered to Lender current Certificates of Legal Existence for Borrower, Seller and Buyer issued by the Office of the Secretary of State of the State of Delaware (the "Delaware Secretary");

14.
Borrower shall have delivered to Lender a Certificate of Borrower Trustee attaching (a) a current certified copy of the Certificate of Trust of Borrower, and any amendments thereto, issued by the Delaware Secretary; (b) a true, correct and complete copy of the Trust Agreement of Borrower dated April 22, 1998, and any amendments thereto; and (c) a current Certificate of Legal Existence for Borrower Trustee issued by the Delaware Secretary.

15.
Seller shall have delivered to Lender a Certificate of U.S. Realty Advisors LLC, a New York limited liability company ("US Realty"), the Managing Member of Seller, dated as of the date of closing of the Requested Actions (the "Closing"), from US Realty, (a) certifying, among other things, that (i) the Limited Liability Company Agreement of Seller, dated as of February 26, 1998, as amended through the date of the original closing of the Loan, has not been further amended, is in full force and effect and attaching a copy with certain financial terms redacted therefrom to the Certificate; and (ii) the sale of the Beneficial Interests to Buyer has been duly authorized; and (b) attaching (i) a current certified copy of the Certificate of Formation of Seller, and any amendments thereto, issued by the Delaware Secretary and (ii) Action by Written Consent of US Realty authorizing all officers of US Realty to execute this Agreement and the other Seller Consent Documents on behalf of Seller without the consent of, any other members of Seller;

16.
Buyer shall have delivered to Lender a Certificate of Member of Buyer dated as of the date of Closing executed by an officer of Buyer (a) attaching a fully executed copy of the Limited Liability Company Agreement of Buyer, (b) certifying, among other things, that the purchase of the Beneficial Interests from Seller has been duly authorized; and (c) attaching (i) a current certified copy of the Certificate of Formation of Buyer, and any amendments thereto, issued by the Delaware Secretary and (ii) resolutions of Buyer authorizing Erik Eriksson, as Vice President or J. Richard Rosenberg, as Vice President and Chief Financial Officer of Buyer to execute this Agreement and the other Buyer Consent Documents on behalf of Buyer without the joinder of any other party;

17.
Seller shall have delivered to Lender a direction of beneficiary ("Seller Direction of Beneficiary") dated as of the date of Closing from Seller, as beneficiary of Borrower, to Wilmington Trust Company, a Delaware banking corporation, as Trustee of Borrower ("Borrower Trustee"), directing Borrower Trustee to execute this Agreement;

18.
Buyer shall have delivered to Lender a direction of beneficiary ("Buyer Direction of Beneficiary") dated as of the date of Closing from Buyer, as beneficiary of Borrower, to the Borrower Trustee, directing Borrower Trustee to execute this Agreement;

19.	Borrower shall have delivered to Lender a copy of the fully executed notice to Borrower Trustee of change of beneficiary and address for notice purposes under Borrower's Trust Agreement;

20.
Borrower shall have delivered to Lender current Certificates of Authority to Transact Business and/or Good Standing Certificates issued by Secretaries of State of Ohio, Michigan, Arizona, Kentucky, California and West Virginia;

21.	Borrower shall have delivered to Lender an original of the fully executed notice to Lender of change of beneficiary and address for notice purposes under the Loan Documents;

22.	Borrower shall have delivered to Lender a true and correct copy of the new Fee Agreement between Buyer and Borrower Trustee

23.
Borrower (after consummation of the Requested Actions) shall have delivered to Lender true, correct and complete executed copies of all documents executed in connection with the liquidation of the Nevada Corporation and the Nevada Borrower;

24.
Borrower shall deliver to Chicago Title Insurance Company or one of its agents for filing/recording UCC-3 Amendments to Financing Statements reflecting the change of address for Borrower and amending the description of the collateral described in the UCC-1 Financing Statements to conform to the description attached hereto as Exhibit " B";

25.
The parties shall have paid to Lender a consent fee (the "Consent Fee") of $15,000, $2,500 of which Lennar has previously received as a non-refundable deposit to be applied towards the Consent Fee at the closing of the Requested Actions;

26.
Borrower shall have paid any and all reasonable out-of-pocket costs and expenses incurred by Lender and/or Lennar in connection with this transaction, including, but not limited to Lender's and Lennar's reasonable attorneys' fees (collectively, with the Consent Fee, the "Consent Expenses"), $25,000 of which Lennar's attorneys have received as a non-refundable deposit to be applied towards the Consent Expenses at the closing of the Requested Actions. Borrower acknowledges and agrees that none of the Consent Expenses will be applied to reduce the Indebtedness (as defined below) owed to Lender.

ACKNOWLEDGMENTS, AGREEMENTS,
REPRESENTATIONS AND WARRANTIES

As a material inducement for Lender to grant its consent to the Requested Actions as provided herein, Borrower, Seller, and Buyer, each on behalf of itself as applicable, represents, warrants and acknowledges and agrees to and with Lender and Lennar as follows as of the date of closing of the Requested Actions and subject to the limitation of liability provisions set forth in Section4.3(z) of the Indenture:

1.
Each party confirms that all of facts (except those relating to the securitization of the Loan) set forth in the BACKGROUND Section of this Agreement that pertain to it are true and correct and incorporated herein by this reference;

2.
Borrower confirms that Borrower is a duly organized, validly existing business trust in good standing under the laws of the State of Delaware. Borrower Trustee has the full authority to execute this Agreement on behalf of Borrower without the joinder of any other trustee or beneficiary of Borrower or any other party. The execution and delivery of, and performance under, this Agreement by Borrower has been duly and properly authorized pursuant to all requisite trust action and does not (i) violate any provision of any law, rule, revelation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the certificate of trust or the trust agreement of Borrower. or (ii) provided that the representation made by Buyer in Section 3.02(d) of the PSA is true, result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower is a party;

3.
Seller confirms that Seller is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. US Realty is the managing member of Seller. US Realty, acting alone without the consent of any other manager or member of Seller or any other party, has the power and authority to execute this Agreement and the other Seller Consent Documents on behalf of and to duly bind Seller under this Agreement and the other Seller Consent Documents. The execution and delivery of, and performance under, this Agreement and the other Seller Consent Documents by Seller has been duly and properly authorized pursuant to all requisite company action and does not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller or the certificate of formation or the limited liability company agreement of Seller, or (ii) provided the representation made by Buyer is Section 3.02(d) of the PSA is true and correct, result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Seller is a party;

4.	Seller confirms that US Realty is a duly organized, validly existing limited liability company in good standing under the laws of the State of New York.

5.
Buyer is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. Salmon Creek LLC, a Delaware limited liability company ("Member") is the sole member of Buyer. Erik Eriksson, as Vice President or J. Richard Rosenberg, as Vice President and Chief Financial Officer of Buyer, each acting alone without the joinder of the other or of any other officer, manager or Member of Buyer or any other party, has the power and authority to execute this Agreement and the other Buyer Consent Documents on behalf of and to duly bind Buyer under this Agreement and the other Buyer Consent Documents. The execution and delivery of, and performance under, this Agreement and the other Buyer Consent Documents by Buyer has been duly and properly authorized pursuant to all requisite company action and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Buyer or the certificate of formation or the limited liability company agreement of Buyer or (ii) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Buyer is a party.

6.
Each party confirms that it has the requisite power and authority and has taken all necessary limited liability company, corporate or other action to execute and deliver and enter into the Consent Documents to which it is a party;

7.
Subject to the limitation of liability provisions set forth in Section 4.3(z) of the Indenture, Borrower hereby assumes all of the obligations of Nevada Borrower, as grantor, mortgagor, owner, borrower, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if Borrower had signed such instruments. Borrower agrees to comply with and be bound by all of the terms, covenants, agreements, conditions and provisions set forth in the Loan Documents, to which Nevada Borrower was bound as set forth in the Loan Documents.

8.
Based solely on opinions of local counsel issued in connection with the Loan made by Original Lender, Borrower confirms that Borrower was not required by law to become qualified to transact business as a foreign entity in the States of Missouri and Texas. To the best of Buyer's knowledge, Borrower is still not required to qualify to do business in these States to own the Properties located in such states;

9.
That in connection with the Requested Actions, Borrower's organizational documents shall not be modified in any respect other than to change the beneficiary from Seller to Buyer and as otherwise contemplated by the Requested Actions as they relate to the Nevada Borrower;

10.
Borrower, and by its execution hereof, Lender confirms that to Lender's actual knowledge: (a) as of ________________, 2002, the principal balance of the Class A Note was $________________, and   the principal balance of the Class B Note was $________________,  and (b) the current rate of interest on the Class A Note and the Class B Note is 7.03% (the "Indebtedness"). Lender confirms that to Lender's actual knowledge, (i) all interest and principal payments due under the Loan Documents through and including ____________ have been paid and the next payment of interest and principal is due __________________

, (ii) Lender has not issued any written notices of default to Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents;

11.
Borrower confirms that to its actual knowledge, there are no indemnities or guaranties with respect to any recourse obligations given by Seller or any entity which controls Seller, is controlled by Seller or is under common control with Seller or any pledges of Beneficial Interests in Borrower, given by Seller in favor of Original Lender or any other person or entity in connection with the Loan;

12.
Borrower confirms that notwithstanding the consummation of the Requested Actions, all of the terms, covenants and conditions of the Loan Documents shall continue in full force and effect, unmodified (except that Borrower has assumed the obligations of Nevada Borrower pursuant to the terms of this Agreement) and enforceable against Borrower, and Borrower hereby confirms and reaffirms its liability under the Loan Documents, subject to the limitation of liability provisions set forth in Section 4.3(z) of the Indenture;

13.
Borrower confirms that the Lease Agreement (the "Lease") dated as of April 30, 1998, between Borrower as Lessor and Tenant as Lessee is still in full force and effect and has not been modified or amended in any respect Borrower confirms that Borrower has not entered into any other leases for all or any portion of any Property, other than the Lease. Borrower confirms that Borrower has not received written notice from Tenant of any landlord/lessor default under the Lease. Borrower has not received any prepaid rents or given any concessions for free or reduced rent under the Lease not otherwise set forth in the Lease. Borrower also has not sent Tenant any notice of default. To Borrower's actual knowledge, no Property is presently left unoccupied and unattended for a period of thirty (30) days (other than for renovation or reconstruction or during periods of seasonal closure). Borrower confirms that, provided that the representation made by Buyer in Section 3.02(d) of the PSA is true, the Requested Actions are not prohibited by the terms of the Lease, and Tenant has no right to consent thereto;

14.           Buyer confirms that the representation made by Buyer in Section 3.02(d) of the PSA is true

15.
Borrower (after consummation of the Requested Actions) and Buyer shall comply with all of the facts and assumptions contained in that certain nonconsolidation opinion letter, dated as of the date hereof, delivered by Buyer's counsel, Schlanger, Mills, Mayer. & Silver, L.L.P., in connection with the Requested Actions (the "Non-Consolidation Opinion"), including but not limited to, any exhibits and certificates attached thereto, all of which facts and assumptions are true and correct. Borrower (after consummation of the Requested Actions) and Buyer shall cause each entity other than Borrower (after consummation of the Requested Actions) or Buyer with respect to which an assumption, if any, is made in the Non-Consolidation Opinion, including but not limited to, any exhibits and certificates attached thereto, to comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits and certificates attached thereto. Borrower (after consummation of the Requested Actions) and Buyer further covenant and agree not to amend, modify or supplement, or seek to amend, modify or supplement any provisions of the Loan Documents or its organizational documents that would affect the separateness of Borrower (after consummation of the Requested Actions) or any of the assumptions made in the Non-Consolidation Opinion;

16.
Prior to the consummation of the Requested Actions, Borrower confirms that Borrower is not a party to any agreement with a third party or affiliated property manager for any of the Properties. After the consummation of the Requested Actions, Borrower confirms that Borrower shall not enter into any agreement with a third party or affiliated property manager for any of the Properties;

17.
Buyer confirms that Buyer did not finance all or any portion of the purchase price of the Beneficial Interests through Seller or any third party financing, other than acquiring the Beneficial Interests subject to the obligations relating to the Loan, and did not and does not intend to pledge all or any portion of the Beneficial Interests of Borrower in connection with the Requested Actions or otherwise;

18.
Borrower confirms that in connection with the Requested Actions, there will be no change in the location of or the account number for the Deposit Account or the Central Account (as such terms are defined in the Central Account Agreement described on Exhibit "A" attached hereto); however, from and after the date hereof, the "Borrower Excess Property Income Subaccount" (as such term also defined in the Central Account Agreement) shall be disbursed to the following account:

Wells Fargo Bank
San Francisco, CA
ABA# 121-000-248
Credit: Salmon Creek
5847 San Felipe
Suite 2600
Houston, TX
A/C# 4047-10-1944

19.
Borrower confirms that notwithstanding the consummation of the Requested Actions, Borrower continues to be and has, at all times since the original closing of the Loan, been a Single Purpose Entity as such term is defined in the Indenture in compliance with Section 2.10 of the Indenture;

20.           Seller is not a Single Purpose Entity as defined in Section 2.10 of the Indenture;

21.	Borrower confirms the Properties securing the Loan are not subject to any type of franchise, license, use or similar type of agreement held by Borrower;

22.	Other than the consent of Lender or any consent that has been obtained, no other person or entity is required to consent to the Requested Actions;

23.
Borrower confirms that Borrower has no defenses, offsets or counterclaims to the enforceability of the Loan Documents and waives and releases Lender, CapMark Services, L.P., BNY Asset Solutions, LLC and Lennar and each of their respective officers, directors, partners, members, employees, attorneys and agents (collectively, the "Released Parties") from and against, any and all claims, both known and unknown, that Borrower or any trustee or beneficiary or affiliate of Borrower now has or heretofore had against any of the Released Parties relating to the Loan, the Loan Documents or the Indebtedness from the beginning of time through the date of this Agreement;

24.	That there are no other documents evidencing the Requested Actions other than those described herein or in the PSA or relating to the liquidation of the Nevada Corporation and Nevada Borrower;

25.
Buyer confirms that no new or updated environmental reports, surveys or engineering or other third party inspection reports were obtained by or on behalf of Buyer, except for those delivered to Lennar on November 7, 2002;

26.	Borrower has no actual knowledge that the Borrower's warranties and representations set forth in the Loan Documents, do not remain true, correct and complete as of the date of the Requested Actions;

27.
Borrower, Buyer and Seller each confirm that it has no present intent to file any voluntary petition, or in any manner seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other bankruptcy or insolvency law or laws providing relief for debtors.

The parties acknowledges that the representations, warranties, acknowledgments and agreements made by Borrower, Seller or Buyer, as the case may be, in this section are intended solely for the benefit of Lender and it is not the intention of any of the parties to confer third-party beneficiary rights upon any other party or any other person.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Borrower under this Agreement or any other related documents.

CONSENT

Upon satisfaction of the conditions set forth herein, which shall be evidenced by Lender's execution and delivery hereof, Lender shall be deemed to have, and hereby does consent to the Requested Actions.

MISCELLANEOUS

1.
Borrower and Lender acknowledge and agree that, except as specifically provided herein, nothing in this Agreement is intended to be and should not be construed as a modification or amendment of the Loan or the Loan Documents

2.
For purposes of Section 5.1 of the Indenture and all other notice provisions in any of the other Loan Documents, after the consummation of the Requested Actions, all notices to Owner should be sent to Borrower at c/o Motel Assets Holdings LLC, 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: Vice President and Chief Financial Officer, Fax: 713-267-3703, with a copy to: Motel Assets Holdings LLC, 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: Vice President/Senior Assistant General Counsel, Fax: 713-267-3702. In addition, all notices to Lender should be addressed and sent to the addresses set forth in the first paragraph of this Agreement.

3.
This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, fir the same effect as if all parties hereto had signed the same signature page.

4.
A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

5.
By consenting to the foregoing matters, or accepting delivery of any item described, neither Lennar nor Lender shall be deemed to be a mortgagee in possession or to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of any such matters or items or of any term, provision or condition thereof.

6.
Lender's consent to the Requested Actions contained herein is limited solely to the Requested Actions described herein, and is not and should in no manner be deemed a waiver or consent of similar actions or transfers or other restrictions for any future similar actions or transfers or other prohibited matters that may be prohibited or restricted by the terms of Section 2.16 of the Indenture or any other provisions of the Loan Documents.

7.
Borrower acknowledges and agrees that this Agreement shall be deemed to be one of the Loan Documents defined in the Indenture and therefore, an uncured breach by Borrower of any agreement or covenant contained herein or if any representation, statement, report or certificate made or given by Borrower to Lender in connection herewith is not true and correct in any material respect shall constitute an Event of Default under the same circumstances as a breach thereof would constitute an Event of Default under the Indenture.

8.
EACH OF BORROWER, BUYER AND SELLER AGREES NOT TO ELECT A RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LENDER OR THE OTHER LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF BORROWER, BUYER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO PILE A COPY OF THIS. PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, SELLER AND BUYER.

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Please acknowledge your acceptance of the terms of this Agreement by countersigning two originals where indicated and returning both original executed Agreements, together with the documents required by this Agreement and the Consent Expenses to our attorneys at Bilzin Sumberg Baena Price & Axelrod LLP, 2500 First Union Financial Center, 200 South Biscayne Boulevard, Miami Florida 33131-2336, Attn: Audrey Ellis, Esq.

[Signature pages follow of Lennar Partners, Inc., as attorney-in-fact for LaSalle Bank National
        Association, as Trustee for BH Finance LLC Trust, Credit Lease Loan Pass-Through Certificates,
 Series 2000-A Pools V-IX; Lennar Partners Inc., as attorney-in-fact- for LaSalle Bank National
 Association, as Trustee for Capco America Securitization Corporation, Commercial Mortgage
 Pass-Through Certificates, Series 1998-D7; William Wade and Wilmington Trust Company as
         Trustees for the M-Six Penvest II Business Trust; William Wade as Trustee for the M-Six Penvest
II Business Trust (LA); USRA Leveraged Net Lease, LLC; and Motel Assets Holdings LLC]